Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:	Investor Contact:

Liz DeCastro Iridium Communications Inc. +1 (703) 287-7421 liz.decastro@iridium.com	Steve Kunszabo Iridium Communications Inc. +1 (703) 287-7570 steve.kunszabo@iridium.com

IRIDIUM CONCLUDES FINANCING FOR IRIDIUM NEXT

MCLEAN, Va., October 28, 2010 – Iridium Communications Inc. (Nasdaq:IRDM) today announced that it has successfully closed the financing facility for its next generation satellite constellation, Iridium NEXT. The facility is provided by a syndicate of nine banks led by Deutsche Bank AG, Banco Santander SA, Société Générale, Natixis and Mediobanca International S.A., and includes BNP Paribas, Crédit Industriel et Commercial, Intesa Sanpaolo S.p.A. and Unicredit Bank Austria AG. They will provide up to $1.8 billion of financing to Iridium for the design and manufacture of Iridium NEXT satellites.

“We are extremely pleased with the size of the facility, which together with internally generated cash flow, we continue to believe is sufficient to fully fund our next generation of satellites,” said Tom Fitzpatrick, CFO, Iridium. “We are also obviously pleased with the facility’s highly attractive funding cost, long-term nature, and with the covenants and other terms that have been agreed. We are proud to be associated with the pre-eminent group of lenders that have participated in the facility and believe their support speaks well of our future prospects.”

In connection with the closing of the financing, Iridium’s Full Scale System Development Contract with Thales Alenia Space became effective, replacing the existing Authorization to Proceed.

About Iridium Communications Inc.

Iridium Communications Inc. (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-Earth orbiting

(LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium serves commercial markets through a worldwide network of distributors, and provides services to the U.S. Department of Defense and other U.S. and international government agencies. The company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT. The company is headquartered in McLean, Va., U.S.A. and trades on the NASDAQ Global Market under the ticker symbols IRDM (common stock), IRDMW ($7.00 warrants), IRDMZ ($11.50 warrants) and IRDMU (units).

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s ability to fully fund Iridium NEXT with borrowings under the credit facility, together with internally generated cash flows, and the development and launch of Iridium NEXT. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the development of and availability of financing for Iridium NEXT, Iridium’s ability to maintain the health, capacity and content of its satellite constellation, and other risks that affect Iridium’s ability to generate cash internally, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2010 and in the Company’s Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 9, 2010. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release and Iridium undertakes no obligation to update forward-looking statements.

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